SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2009

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0) 8445 861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective October 22, 2009 we issued an aggregate of 10,100,000 warrants to members of our management and a key employee, each exercisable, upon vesting, for the purchase of one share of our common stock for a period of seven years at an exercise price of $0.07 per share.  The warrants contain cashless exercise and piggyback registration provisions and are subject to adjustment in the event of stock splits, recapitalizations or reclassifications of our common stock.  5,800,000 of the warrants were issued to Thomas Barr; 2,000,000 to Robert Galvin; and 2,000,000 to David Miller.  Messrs. Barr, Galvin and Miller serve as our executive officers and directors.  300,000 of the warrants were issued to our financial controller.  5,200,000 of the warrants (the “Time Warrants”), including 2,900,000 issued to Thomas Barr; 1,000,000 issued to Robert Galvin; 1,000,000 issued to David Miller and 300,000 issued to our financial controller vest as follows:

(i)	25% upon issuance;

(ii)	25% on December 31, 2009;

(iii)	25% on December 2010; and

(iv)	25% on December 31, 2011.

The vesting of 2,450,000 of the remaining 4,900,000 warrants is subject to our achieving an average closing price for our common stock of at least $0.45 per share over a period of twenty consecutive trading days on or prior to October 21, 2012 and the vesting of 2,450,000 of the remaining 4,900,000 warrants is subject to our achieving an average closing price for our common stock of at least $1.00 per share over a period of twenty consecutive trading days on or prior to October 21, 2012.  The 4,900,000 warrants subject to our achieving average minimum closing prices for our common stock are hereinafter referred to as the “Price Warrants”.

In the event a warrantholder ceases to be an officer, director or employee of ours during the term of the warrants for any reason, including the death of such warrantholder (a “Triggering Event”) (i) such warrantholder, or the warrantholder’s legal assigns, as the case may be, shall retain all warrants held by them, which have vested as of the date of the Triggering Event, for the remainder of the warrant term and may exercise such warrants in accordance with the terms thereof; (ii) all non-vested Time Warrants, except those vesting in the year of the Triggering Event, shall expire as of the Triggering Event; and (iii) all-non-vested Price Warrants shall expire as of the Triggering Event.  Time Warrants which are subject to vesting at the end of the year in which the Triggering Event takes place shall be retained on a proportionate basis which takes into account the number of Time Warrants vesting at year end and the number of days which have passed in the year of the Triggering Event at the time of the Triggering Event.  By way of example, a warrantholder holding 1,000,000 Time Warrants which are subject to vesting on December 31 of the year in which a Triggering Event occurs would have 250,000 of such Time Warrants be deemed vested as at the date of the Triggering Event when the Triggering Event takes place three months into such year (i.e. on April 1) and 750,000 of such Time Warrants would be deemed to have expired as of the Triggering Event.

Notwithstanding the foregoing, all of the Time Warrants and Price Warrants shall vest immediately upon a change in control of the Company.

The Time Warrants and Price Warrants were issued to incentivize the recipients thereof to remain with Flex Fuels Energy, Inc. and to work towards creating shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: October 28, 2009	By:	/s/ Robert Galvin
Name: Robert Galvin
Title: Treasurer, Secretary and Chief Financial Officer